Exhibit 10.2

COMPLIANCE
AND
RESEARCH	1701 West Front Street Plainfield NJ 07063
SERVICES, INC.	PHONE (908) 561-1824 • FAX (908) 755-5893

 August 24, 2006

Coates Engine Manufacturing, Ltd.
2100 Highway 34
Wall, NJ 07719-9738

Re: Nonroad Engine Certification

Dear Mr. Coates,

In regards to your current engine project, a normally aspirated 14.0 liter inline 6 cylinder fueled by natural gas powering a stationary generator, we have determined that this engine application complies with the guidance of 40 CFR 1048 "CONTROL OF EMISSIONS FROM NEW, LARGE NONROAD SPARK-IGNITION ENGINES " (Title 40 of the Code of Federal Regulations Part 1048)
(htto://wvvw.access.gpo.gov/nara/cfr/waisidx_05/40cfr1048_05.htm).

As per 40 CFR 1048.5 (d), as defined in 40 CFR 1048.8011, your stationary engines are in compliance with this part. You are further obligated to comply with 40 CFR 1048.202 (Labeling requirements) and prohibitions of 40 CFR 1068.101 restrict the use of a stationary engine.

Regards,

/s/ Mark Timko
Mark Timko
President

Attachment 1

For your information, the definition of a stationary engine as found in 40 CFR 1048.801 is as follows:

"Stationary engine means an internal combustion engine that is neither a nonroad engine, nor a motor-vehicle engine, nor an engine used solely for competition (see the definition of nonroad engine in 40 CFR 1068.30). In general this includes fixed engines and all portable or transportable engines that stay in a single site at a building, structure, facility, or installation for at least a full year; this does not include an engine installed in equipment that has the ability to propel itself. For year-round sources, a full year is 12 consecutive months. For seasonal sources, a full year is a full annual operating period of at least three months. A seasonal source is a site with engines operating only part of the year for at least two consecutive years. If you replace an engine with one that does the same or similar work in the same place, you may apply the previous engine's service to your calculation for residence time. If you move a stationary engine anytime in its life after it has been in place for at least a full year, it becomes a nonroad engine subject to emission standards unless it stays at the new location for a full year."

Attachment 2

COATES
MADE
IN THE
U.S.A.

COATES NATURAL GAS CSRV ELECTRICAL POWER INDUSTRIAL GENERATOR
Specifically designed for the oil and gas industry